Exhibit 13.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Leishen Energy Holding Co., Ltd. (the “Company”), as amended, on Form 20-F/A for the year ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Amended Report”), I, Hongliang Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 29, 2026

By:	/s/ Hongliang Li
Name:	Hongliang Li
Title:	Chief Executive Officer